As filed with the Securities and Exchange Commission on September 9, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MIND Technology, Inc. (Exact name of registrant as specified in its charter)

Texas	76-0210849
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2002 Timberloch Place
Suite 400
The Woodlands, Texas 77380-1187
(281)-353-4475
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
MIND TECHNOLOGY, INC. AMENDED AND RESTATED STOCK AWARDS PLAN
(Full title of the Plan)

Robert P. Capps
President and Chief Executive Officer
2002 Timberloch Place
Suite 400
The Woodlands, Texas 77380-1187
(281)-353-4475
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:
Timothy T. Samson
Amy R. Curtis
Holland & Knight L.L.P
811 Main Street, Suite 2500
Houston, Texas 77002
(713) 951-5849

Large accelerated filer	¬	Accelerated filer	¬
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	¬
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (4)
Common Stock, par value $0.01 per share (“Common Stock”)	869,281	$1.77 (2)	$1,538,628 (2)	$168
Common Stock, par value $0.01 per share (“Common Stock”)	1,180,719	$2.05 (3)	$2,420,474 (3)	$264
Total	2,050,000		$3,959,102	$432
(1)This Form S-8 Registration Statement (the “Registration Statement”) registers 2,050,000 additional shares of Common Stock of MIND Technology, Inc. (the “Company”) that may be delivered with respect to awards under the MIND Technology, Inc. Amended and Restated Stock Awards Plan (as amended from time to time, the “Plan”).
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Company that may become issuable pursuant to the adjustment provisions of the Plan, including as a result of a stock split, stock dividend, or similar transaction. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of Common Stock registered under this Registration Statement all shares of Common Stock are combined by a reverse stock split into a lesser number of shares of Common Stock, the number of undistributed shares of Common Stock covered by this Registration Statement shall be proportionately reduced.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price, and amount of registration fee are based on a price of $1.77 per share, which is the weighted average exercise price of 869,281 stock options outstanding under the Plan as of September 7, 2021 with the highest exercise prices.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price, and amount of registration fee are based on the average of the high and low price per share of the registrant’s common stock, as reported on the Nasdaq Global Select Market on September 3, 2021.
(4)Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of an additional 2,050,000 shares of Common Stock under the Plan.

STATEMENT UNDER GENERAL INSTRUCTION E TO FORM S-8
On July 15, 2021, the Company’s shareholders approved an amendment to the Plan that, among other things, increased the total number of shares of Common Stock that may be utilized for awards pursuant to the Plan from 3,899,864 to 4,999,864. This Registration Statement is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering the issuance of an additional 1,100,000 shares of the Common Stock under the Plan. In addition, this Registration Statement includes 950,000 shares previously approved by the Company’s shareholders.
The contents of the Company’s registration statements on Form S-8 relating to the Plan, which were filed with the Securities and Exchange Commission (the “Commission”) on each of October 11, 2006 (File No. 333-137943), November 7, 2013 (File No. 333-192169) and September 5, 2019 (File No. 333-233635), as amended on September 15, 2020 (File No. 333-11097) are incorporated by reference into this Registration Statement, as permitted by General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

No.	Description

4.1
Amended and Restated Articles of Incorporation of Mitcham Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-8 (File No. 333-67208), filed on August 9, 2001).

4.2	Third Amended and Restated Bylaws of Mitcham Industries, Inc. (incorporated by reference to Exhibit 3.1(i) to the Company’s Current Report on Form 8-K (File No. 000-25142), filed on August 2, 2010).

4.3	Amended and Restated Bylaws of MIND Technology, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K12B (File No. 001-13490), filed on August 7, 2020).

4.4
Mitcham Industries, Inc. Amended and Restated Stock Awards Plan (incorporated herein by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A (File No. 000-25142), filed on May 31, 2013).

4.5
First Amendment to the Mitcham Industries, Inc. Amended and Restated Stock Awards Plan (incorporated herein by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A (File No. 000-25142), filed on May 16, 2016).

4.6
Second Amendment to the Mitcham Industries, Inc. Amended and Restated Stock Awards Plan (incorporated herein by reference to Exhibit 4.5 to the Company's Form S-8 (File No. 333-233635), filed on September 5, 2019).

4.7
Third Amendment to the MIND Technology, Inc. Amended and Restated Stock Awards Plan (incorporated herein by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A (File No. 001-13490), filed on May 28, 2021).

5.1*	Opinion of Holland & Knight LLP as to the legality of the shares being registered.

23.1*	Consent of Holland & Knight LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Moss Adams LLP.

24.1*	Power of Attorney (contained in the signature page of this Registration Statement).

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on September 9, 2021.

MIND TECHNOLOGY, INC.

By:	/s/ Robert P. Capps
Robert P. Capps
President, Chief Executive Officer and Director (Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Company hereby constitutes and appoints Robert P. Capps his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on September 9, 2021.

Signature	Title

/s/ Robert P. Capps Robert P. Capps	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mark A. Cox Mark A. Cox	Chief Financial Officer and Vice President of Finance and Accounting (Principal Financial Officer)

/s/ Peter H. Blum Peter H. Blum	Non-Executive Chairman of the Board of Directors

/s/ Thomas Glanville Thomas Glanville	Director

/s/ Marcus Rowland Marcus Rowland	Director

/s/ Robert J. Albers Robert J. Albers	Director

/s/ William H. Hilarides William H. Hilarides	Director